SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  July 7, 2004

(Date of earliest event reported)

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24557 (Commission File Number)	54-1874630 (IRS Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code:

(703) 584-3400

Item 2.

Acquisition or Disposition of Assets.

On July 7, 2004, Cardinal Bank, N.A. (the “Bank”), a wholly owned subsidiary of Cardinal Financial Corporation, acquired all of the issued and outstanding membership interests of George Mason Mortgage, LLC (“GMM”) pursuant to a Membership Interest Purchase Agreement dated as of June 8, 2004 by and among Cardinal Bank, N.A. and United Bank.  United Bank is a wholly owned subsidiary of United Bankshares, Inc.

The purchase price that the Bank paid to United Bank was $17.0 million in cash.  The purchase price was determined by arms-length negotiations between the parties.  GMM is operating as a subsidiary of the Bank.

Item 7.

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

The financial statements of GMM required to be included in this report are not included herein pursuant to Item 7(a)(4) and will be filed as soon as possible.

(b)

Pro forma financial information.

The pro forma financial information required to be included in this report are not included herein pursuant to Item 7(b)(2) and will be filed as soon as possible.

(c)

Exhibits.

Exhibit No.

Description

2.1

Membership Interest Purchase Agreement dated as of June 8, 2004 by and among Cardinal Bank, N.A. and United Bank.

2.2

Amendment to Membership Interest Purchase Agreement dated as of July 7, 2004 by and between Cardinal Bank, N.A. and United Bank.

99.1

Press release dated July 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION

        (Registrant)

Date:  July 22, 2004

By:  /s/ Carl E. Dodson

Carl E. Dodson

Executive Vice President and

   Chief Operating Officer

EXHIBIT INDEX

Exhibit No.

Description

2.1

Membership Interest Purchase Agreement dated as of June 8, 2004 by and among Cardinal Bank, N.A. and United Bank.

2.2

Amendment to Membership Interest Purchase Agreement dated as of July 7, 2004 by and between Cardinal Bank, N.A. and United Bank.

99.1

Press release dated July 8, 2004.